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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-64302, 333-104071, 333-118992, 333-123364, 333-132492, 333-141264, 333-149756, 333-157964, and 333-159753) of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule of MoSys, Inc., which appears in MoSys, Inc.'s Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
March 26, 2010

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  EXHIBIT 23.1